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                             EXHIBIT NO. (24)
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                                                      EXHIBIT (24)


                                CMS ENERGY





February 23, 1996


Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI  48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $125 million of the Corporation's General Term Notes.

Yours very truly,



/s/ William T. McCormick, Jr           /s/ Frank H Merlotti
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   William T. McCormick, Jr.               Frank H. Merlotti


/s/ James J Duderstadt                 /s/ Michael G. Morris
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   James J. Duderstadt                     Michael G. Morris


/s/ K R Flaherty                       /s/ W. U. Parfet
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   Kathleen R. Flaherty                    William U. Parfet


/s/ Victor J Fryling                   /s/ Percy Pierre
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   Victor J. Fryling                       Percy A. Pierre


/s/ Earl D Holten                      /s/ K Whipple
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   Earl D. Holten                          Kenneth Whipple


/s/ Lois L. Lund                       /s/ John B Yasinsky
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   Lois L. Lund                            John B. Yasinsky
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Extract from the minutes of a meeting of the Board of Directors of
CMS Energy Corporation (the "Corporation") held on February 23, 1996.


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Proposed Issue and Sale of Notes

              The officers of the Corporation recommend that the Corpora-tion issue and sell up to $125,000,000 aggregate principal amount of senior unsecured debt in the form of General Term Notes (the "Notes") (in addition to the amount of General Term Notes remaining under Registration Statement No. 33-51877) to be distributed pursuant to the terms of a Distribution Agreement to be entered into with J. W. Korth & Company and any other agent(s) selected by any officer at the prices and on the terms deemed desirable in the interest of the Corporation by the Chairman of the Board, a Vice Chairman, the President or Chief Financial Officer of the Corporation, or certain persons designated as agents for the Corporation. The proceeds will be used for general corporate purposes.

              Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

                     RESOLVED:  That the Board of Directors
       approves the issue and sale of not more than $125,000,000 aggregate principal amount of senior unsecured debt in the form of General Term Notes (the "Notes") and the officers of the Corporation, and each of them, are authorized in their discretion, on its behalf, to execute and file with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act") with respect to the issue and sale of not more than $125,000,000 aggregate principal amount of the Notes, in such form as may be approved by the officers executing the same, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments; and

                     RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized in their discretion, on its behalf, to take all actions necessary or advisable to consummate the negotiation, registration, and sale of up to $125,000,000 aggregate principal amount of the Notes, which Notes shall be issued pursuant to an Indenture dated as of January 15, 1994 entered into between the Corporation and The Chase Manhattan Bank, National Association, as Trustee, as supplemented by a Second Supplemental Indenture (the "Supplemental Indenture") to be entered into between the Corporation and The Chase Manhattan Bank, National Association, as Trustee, substantially in the form presented to the meeting (such Indenture as so supplemented, the "Indenture"); and

                     RESOLVED FURTHER:  That the form of
       Supplemental Indenture and the form of Note included in such Supplemental Indenture, as presented to the meeting, are approved and authorized, and the officers of the Corporation, and each of them, are authorized to execute and deliver the Supplemental Indenture, on behalf of the Corporation, with such changes therein as may be approved by the officers executing the same, such approval to be conclusively evidenced by their execution thereof; and

                     RESOLVED FURTHER:  That any one of the
       following persons: the Chairman of the Board, a Vice Chairman, the President or Chief Financial Officer, or
       Doris F. Galvin, Martin R. Walicki or Jeffrey H. Gorham, as agents for the Corporation, are authorized in their discretion, to execute, issue, deliver and sell from time to time up to $125,000,000 aggregate principal amount of the Notes pursuant to and in accordance with the Indenture and the Distribution Agreement hereinafter described and authorized, but subject to the effectiveness of the Registration Statement under the Act; and

                     RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized in their discretion, to execute and deliver, on its behalf, a Distri-bution Agreement between the Corporation, J. W. Korth & Company and any other agent(s) selected by any officer relating to the sale of up to $125,000,000 aggregate principal amount of the Notes, substantially in the form presented to the meeting, with such changes therein as may be approved by the officers executing the same, such approval to be conclusively evidenced by their execution thereof, and to perform all acts and things necessary to effectuate the transaction contemplated by said Distribution Agreement; and

                     RESOLVED FURTHER: That each Note issued by the Corporation shall be sold at a price equal to 100% of the principal amount thereof and have such terms (including, without limitation, interest rate, maturity date, redemption provisions (if any) and other terms permitted or contemplated by the Indenture) as shall be set forth in a certificate delivered to the Trustee pursuant to the terms of the Indenture, and any one of the following persons: the Chairman of the Board, a Vice Chairman, the President or Chief Financial Officer, or Doris F. Galvin, Martin R. Walicki, or Jeffrey H. Gorham, as agents of the Corporation, are empowered to approve and authorize such terms and to execute and deliver such certificate setting forth the same; and

                     RESOLVED FURTHER: That each Note issued by the Corporation shall bear interest at such rate, pay interest and principal on such dates, and have such other terms and provisions (including, but not limited to, redemption terms or a survivor's option), and shall be issued in definitive registered form as a global note pursuant to the terms of the Indenture, as determined by any one of the following persons: the Chairman of the Board, a Vice Chairman, the President or Chief Financial Officer of the Corporation, or Doris F. Galvin, Martin R. Walicki or Jeffrey H. Gorham, as agents for the Corporation; and

                     RESOLVED FURTHER: That the officers of the Corporation and each of them, are authorized to take any and all action that any of such officers may deem necessary or advisable in order to effect the registration or qualifica-tion, or to request an exemption from such registration or qualification, of part or all of the Notes for offer and sale under the securities or Blue Sky laws of any of the States of the United States of America or other jurisdiction, and, in connection therewith, to execute, acknowledge, verify, deliver, file and publish all such applications, reports, resolutions, consents and other papers and instruments as may be required under such laws, and to take any and all further action that any such officer may deem necessary or advisable in order to maintain any such registration or qualification, or exemption therefrom, for as long as such officers may deem to be in the best interests of the Corporation; and

                     RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to sign, seal and deliver such papers and documents, and to do or cause to be done all acts and things which any of them may consider necessary or advisable to carry out the intent and purposes of all the foregoing resolutions with respect to the issue and sale of up to $125,000,000 aggregate principal amount of the Notes of the Corporation.


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